As filed with the Securities and Exchange Commission on May 23, 2001
                                                      Registration No. 333-XXXXX
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               __________________
                                 AMMENDMENT NO.1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               __________________
                      General Motors Acceptance Corporation
             A Delaware Corporation-- I.R.S. Employer No. 38-0572512
                      General Motors Acceptance Corporation
                             200 Renaissance Center
                             Detroit, Michigan 48265
                                 (313-556-5000)

                                Agent For Service
                       Jerome B. Van Orman, Vice President
                      General Motors Acceptance Corporation
                             200 Renaissance Center,
                             Detroit, Michigan 48265
                                 (313-665-6266)

     Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement.
                               __________________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                                           CALCULATION OF REGISTRATION FEE
===============================  ===================  ======================== ====================  ==================
Title of Each Class of
  Securities to be               Amount to be         Proposed Maximum          Proposed Maximum        Amount of
    Registered                   Registered (1)       Offering Price Per        Aggregate Offering      Registration
                                                      Per Unit                  Price (2)               Fee

-------------------------------  -------------------  ------------------------ --------------------  ------------------
SmartNotes(sm), Due from Nine
   Months to Thirty Years
  from Date of Issue..........    $7,469,076,150.00            100%             $7,469,076,150.00    $1,867,269.04
===============================  ===================  ======================== ====================  ==================
Or, if any Debt Securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $8,000,000,000.

(1) The amount of Debt Securities being registered, together with $530,923,850.00 Debt Securities registered on August 11, 1999 (Registration No. 333-84309) and remaining unissued as of the date hereof, represents the maximum aggregate principal amount of Debt Securities which, on or after May 23, 2001, are expected to be offered for sale.

(2) Estimated solely for the purpose of determining the amount of the registration fee.

     Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement also relates to Debt Securities of the Registrant registered and remaining unissued under Registration Statement No. 333-84309.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

PROSPECTUS
                               U.S.$8,000,000,000
                      General Motors Acceptance Corporation
                                   SmartNotes
             Due from Nine Months to Thirty Years from Date of Issue

Unless otherwise specified in an applicable pricing supplement, the SmartNotes will not be listed on any securities exchange, and there can be no assurance that the SmartNotes offered will be sold or that there will be a secondary market for the notes.

The agents have advised us that they may from time to time purchase and sell notes in the secondary market, but the agents are not obligated to do so. No termination date for the offering of the notes has been established.


Consider carefully the risk factors beginning on page 5 in this prospectus.

                                             Per Note                Total
  Public Offering Price......................100.00%        $    8,000,000,000
  Agents' Discounts and Concessions..........   .20%-       $       16,000,000-
                                               2.50%        $      200,000,000

  Proceeds, before expenses, to General
       Motors Acceptance Corporation          97.50%-       $    7,800,000,000
                                              99.80%        $    7,984,000,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                               ------------------
ABN AMRO Financial Services, Inc.
        A.G. Edwards & Sons, Inc.
                Edward Jones & Co., L.P.
                        Fidelity Capital Markets
                        a division of National Financial Services LLC
                                Merrill Lynch & Co.
                                        Morgan Stanley Dean Witter
                                            Prudential Securities
                                                 Salomon Smith Barney
                                                       Charles Schwab & Co. Inc.
                                                            UBS PaineWebber Inc.
                                  May __, 2001

     You should rely only on the information contained in or incorporated by reference in this prospectus or any accompanying pricing supplement. We have not authorized anyone to provide you with different information or to make any additional representations. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                               ------------------

                                Table of Contents

                                                                         Page
Summary....................................................................3
Available Information......................................................5
Description of General Motors Acceptance Corporation.......................6
Principal Executive Offices................................................6
Use of Proceeds   7
Description of Notes.......................................................7
United States Federal Taxation............................................26
Certain Covenants as to Liens.............................................34
Modification of the Indenture.............................................35
Events of Default 35
Concerning the Trustee....................................................36
Concerning the Paying Agents..............................................36
Plan of Distribution......................................................36
Legal Opinions    38
Experts...................................................................38

                                 ---------------

     Unless the context indicates otherwise, the words "GMAC", "we", "ours", and "us" refer to General Motors Acceptance Corporation.

PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABLIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES OFFERED IN THIS PROSPECTUS, INCLUDING OVER-ALLOTMENT, STABLIZING TRANASACTIONS, SHORT-COVERING TRANSACTIONS AND PENALTY BIDS. THESE TRANSACTONS IF COMMENCED MAY BE DISCOUNTINUED AT ANY TIME.

                                     Summary

     You should read the more detailed information appearing elsewhere in this prospectus or any accompanying pricing supplement or amendment .

Issuer.............................  General Motors Acceptance Corporation
                                     ("GMAC").

Purchasing Agent...................  ABN AMRO Financial Services, Inc.

Title..............................  SmartNotes.

Amount.............................  Up to $8,000,000,000 aggregate initial offering price.

Denomination.......................  Unless otherwise specified in the applicable pricing supplement, the
                                     authorized denominations of the notes will be $1,000 and integral multiples of $1,000 for an amount in excess of $1,000.

Status.............................  The notes are our unsecured and unsubordinated obligations and will rate equally and ratably with all of our other unsecured and unsubordinated indebtedness (other than obligations preferred by mandatory provisions of law).

Maturities.........................  Due from nine months to thirty years from the date of issue, as specified in the
                                     applicable pricing supplement.

Interest...........................  Unless otherwise specified in the applicable pricing supplement:


                    o Each note will bear interest from the Issue Date at a fixed rate, which may be zero in the case of a note issued at an Issue Price representing a discount from the principal amount payable upon the Maturity Date (a "Zero-Coupon Note"). o Interest on each note (other than a Zero-Coupon Note) will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and on the Maturity Date; and o Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

Principal..........................  Unless otherwise provided in the applicable pricing supplement, the principal amount of the notes will be payable on the Maturity Date of the notes at the Corporate Trust Office of the Trustee or at such other place as we may designate.


Redemption and Repayment...........  Unless otherwise provided in the applicable pricing supplement:

                    o we will not have the option to redeem the notes and the holders will not have the option to require repayment of the notes prior to the Maturity Date; and o the notes will not be subject to any sinking fund. The applicable pricing supplement will indicate whether the holder of the note will have the right to require us to repay a note prior to its Maturity Date upon the death of the owner of the note.


Form of Notes and                    The notes may be offered:
Clearance..........................

                    o    in the United States only;
                    o    outside the United States only; or
                    o in and outside the United States simultaneously as part of a global offering.


                    Depending on where the relevant notes are offered, the notes will clear through one or more of The Depository Trust
                    Company, Euroclear Bank S.A./NV, as operator of the Euroclear System and Clearstream Banking, societe anonyme, Luxembourg, or any successors thereto. Global Notes will be exchangeable for definitive notes only in limited circumstances. See "Description of Notes - Global Clearance and Settlement Procedures."

Trustee............................  The Chase Manhattan Bank, Corporate Trust
                                     Services, 450 West 33rd Street, 15th Floor,
                                     New York, New York 10001, under an
                                     Indenture dated as of September 24, 1996.

Agents............................   ABN AMRO Financial Services, Inc.,  A.G.
                                     Edwards & Sons, Inc., Edward Jones & Co.,
                                     L.P., Fidelity Capital Markets a division of National Financial Services LLC, Merrill
                                     Lynch, Pierce, Fenner & Smith Incorporated,
                                     Morgan Stanley & Co. Incorporated,
                                     Prudential Securities, Salomon
                                     Smith Barney, Charles Schwab & Co. Inc.,
                                     UBS PaineWebber Inc.

Selling Group Members..............  Broker-dealers and/or securities firms that have executed dealer agreements with the Purchasing Agent and have agreed to market and sell SmartNotes in accordance with the terms of these agreements along with all other applicable laws and regulations. You may call 1-800-869-2198 for a list of Selling Group Members or access the Internet at www.SmartNotes.com.

                  Certain Risk Factors Existing When Notes are
                        Redeemable at the Option of GMAC

     If your notes are redeemable at our option, we may choose to redeem the notes at times when prevailing interest rates may be lower than the rate borne by the notes. Accordingly, you will not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as that of the notes. If we have the right to redeem the notes from you, you should consider the related reinvestment risk in light of other investments available to you at the time of your investment in the notes.

     If the accompanying pricing supplement provides that we have the right to redeem the notes, our ability to redeem the notes at our option is likely to affect the market value of the notes. In particular, as the redemption date(s) approaches, the market value of your notes generally will not rise substantially above the redemption price because of the optional redemption feature.

     This prospectus does not describe all of the risks of an investment in the notes. You should consult your own financial, tax and legal advisors as to the risks entailed by your investment in the notes and the suitability to you of the notes in light of your particular circumstances.

                              Available Information

     We are subject to the information requirements of the Securities Exchange Act and file reports and other information with the SEC. You may read and copy any reports or other information we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices of the SEC at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. You may also request copies of these documents upon payment of a duplicating fee, by writing to the SEC's Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. Reports and other information concerning GMAC can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the notes. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Certain parts of the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC.

                 Incorporation of Certain Documents by Reference

     The SEC allows us to "incorporate by reference" information we file with them into this document, which means that we can disclose important information to you by referring you to those documents, including our annual, quarterly and current reports, that are considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information.

     This prospectus incorporates by reference the documents set forth below that we previously filed with the SEC. These documents contain important information about us and our finances.

SEC Filings (File No. 1-3754)          Period
Annual Report on Form 10-K...........  Year ended December 31, 2000
Quarterly Report on Form 10-Q          Quarter ended March 31, 2001
Current Reports on Form 8-K..........  Dated January 17, 2001, February 8, 2001,
                                       April 9, 2001, April 20, 2001 and
                                       April 24, 2001

     Other documents incorporated by reference may be obtained through the SEC and are available from GMAC without charge. You may obtain documents incorporated by reference in this prospectus (other than exhibits to such prospectus) by writing or telephoning the office of G.E. Gross, Comptroller, at the following address and telephone number :

                            G.E. Gross, Controller
                            General Motors Acceptance Corporation
                            200 Renaissance Center
                            Mail code 482-B07-C24
                            Detroit, Michigan 48265-2000
                            Tel: (313) 665-4327

              Description of General Motors Acceptance Corporation

     We are a wholly-owned subsidiary of General Motors Corporation and were incorporated in 1997 under the Delaware General Corporation Law. On January 1, 1998, we merged with our predecessor which was originally incorporated in 1919 under the New York Banking Law relating to investment companies and assumed all of our predecessor's assets, liabilities and obligations.

                           Principal Executive Offices

     Our principal executive offices are located at 200 Renaissance Center, Detroit, Michigan 48265-2000 (Tel. No. 313-665-4327).

       Three Months        Ratio of Earnings to Fixed Charges
          Ended          -------------------------------------
        March 31,                Years Ended December 31,
     ---------------
        2001  2000          2000   1999  1998   1997    1996
        ----  ----          ----   ----  ----   ----    ----
        1.36  1.33          1.30   1.38  1.33  1.42     1.41

     We compute the ratio of earnings to fixed charges by dividing earnings before income taxes and fixed charges by the fixed charges. This ratio includes our earnings and fixed charges and the earnings and fixed charges of our consolidated subsidiaries. Fixed charges consist of interest and discount and the portion of rentals for real and personal properties in an amount we deem to be representative of the interest factor. Use of Proceeds

     We will add the net proceeds from the sale of the notes to our general funds and they will be available for the purchase of receivables, the making of loans or the repayment of debt. We may initially use the proceeds to reduce short-term borrowings or invest in short-term securities.

                              Description of Notes

     The terms and conditions in this prospectus will apply to each note unless otherwise specified in the applicable pricing supplement and in the note. In the event of differences between the terms and conditions in this prospectus and the terms and conditions in the applicable pricing supplement, the latter shall govern.

General

     The notes will:

o be limited to $8,000,000,000 aggregate initial offering price, on terms to be determined at the time of sale;

o be issued under an Indenture dated as of September 24, 1996, as amended by a First Supplemental Indenture dated as of January 1, 1998 (together, the "Indenture") between us and The Chase Manhattan Bank, as Trustee. The Indenture does not limit the amount of additional unsecured indebtedness ranking equally and ratably with the notes that we may incur. We may, from time to time, without the consent of the holders of the notes, provide for the issuance of notes under the Indenture in addition to the $8,000,000,000 aggregate initial offering price of the notes offered in this prospectus. The statements in this prospectus concerning the notes and the Indenture are not complete and you should refer to the provisions in the Indenture, including the definitions of certain terms. Provisions and defined terms in the Indenture are incorporated by reference in this prospectus as a part of the statements we are making, and these statements are qualified in their entirety by these references;

o constitute our unsecured and unsubordinated indebtedness and will rank equally and ratably with all of our other unsecured and unsubordinated indebtedness (other than obligations preferred by mandatory provisions of law);

o be offered from time to time by us and will mature on any day nine months to thirty years from the Issue Date, as selected by you and agreed to by us, unless otherwise specified in the applicable pricing supplement. Each note will bear interest from the Issue Date (as defined later in this document) at a fixed rate, which may be zero in the case of a Zero-Coupon Note; and

o be issued in fully registered form without coupons and will be represented by a global note registered in the name of a nominee of the Depositary (as such term is defined in "Description of Notes -- Book-entry, Delivery and Form"). Except as set forth in this prospectus, notes will be issuable only in global form. See "Description of notes-Book-Entry; Delivery and Form". All notes issued on the same day and having the same terms, including, but not limited to, the same:

                 o   designation,
                 o   currency,
                 o   Interest Payment Dates,
                 o   rate of interest,
                 o   Maturity Date, and
                 o   redemption or repayment provisions,

     may be represented by a single note. Your beneficial interest in a note will be shown on, and transfers of the note will be effected only through, records maintained by the Depositary or its participants. Payments of principal of, premium, if any, and interest, if any on notes represented by a global note will be made by us or our paying agent to the Depositary or its nominee. Unless otherwise specified in the applicable pricing supplement, The Depository Trust Company ("DTC") will be the Depositary. See "Description of Notes-Book-Entry; Delivery and Form."

     The principal amount of the notes will be payable at maturity at the Corporate Trust Office of The Chase Manhattan Bank, Corporate Trust Services, 450 West 33rd Street, 15th Floor, New York, New York 10001, or at such other place as we may designate.

     Unless otherwise specified in the applicable pricing supplement:

o the authorized denominations of the notes will be $1,000 and integral multiples of $1,000 for amounts in excess of $1,000;

o the notes may not be redeemed by us, or repaid at your option, prior to their Maturity Date;

o the notes will not be subject to any sinking fund. See "Description of Notes-Redemption and Repayment"; and

o the amount of any Discount Note (as such term is defined in "Description of Notes - Discount Notes") payable upon redemption by us, repayment at your option or acceleration of Maturity (as such term is defined in "Description of Notes - Glossary"), in lieu of the stated principal amount due at the Maturity Date, will be the Amortized Face Amount (as defined below) of such Discount Note as of the date of such redemption, repayment or acceleration. To determine if holders of the requisite amount of outstanding notes under the Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of any Discount Note will be its Amortized Face Amount.

     The "Amortized Face Amount" of a Discount Note is the amount equal to:

o the Issue Price of a Discount Note set forth in the applicable pricing supplement plus,

o the portion of the difference between the Issue Price and the principal amount of the Discount Note that has accrued at the yield to maturity set forth in the pricing supplement at the date the Amortized Face Amount is calculated, but in no event will the Amortized Face Amount of the Discount Note exceed its stated principal amount.

     See also "United States Federal Taxation - Tax Consequences to U.S. Holders-Original Issue Discount Notes."

     Unless otherwise specified in this prospectus, the pricing supplement relating to each note or notes will describe the following terms:

     o    whether such note is a Zero-Coupon Note or other Discount Note;

     o the price at which the note will be issued to the public (the "Issue Price");

     o    the date on which the note will be issued to the  public  (the  "Issue
          Date");

     o    the Maturity Date of the Note;

     o the rate per annum at which the Note will bear interest, if any (the "Interest Rate") and the periods in which such interest will be paid;

     o whether the holder of the note will have the Survivor's Option (as defined in "Description of Notes -- Repayment Upon Death");

     o whether the note may be redeemed at our option or repaid at your option, prior to its Maturity Date, and if so, the terms of the redemption or repayment;

     o special United States Federal income tax consequences of the purchase, ownership and disposition of the notes, if any; and

     o any other terms of the note that do not conflict with the provisions of the Indenture.

Glossary

     You should refer to the Indenture and the form of notes filed as exhibits to the registration statement to which this prospectus relates for the full definition of certain terms used in this prospectus and those capitalized terms which are undefined in this prospectus. We have set forth below a number of definitions of terms used in this prospectus with respect to the notes.

     "Business Day" with respect to any note means, unless otherwise specified in the applicable pricing supplement, any day, other than a Saturday or Sunday, that meets the following applicable requirement: such day is not a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in The City of New York;

     "Interest Payment Date" with respect to any note means a date (other than at Maturity) on which, under the terms of such note, regularly scheduled interest shall be payable;

     "Maturity" means the date on which the principal of a note or an installment of principal becomes due and payable in full in accordance with its terms and the terms of the Indenture, whether at its Maturity Date or by declaration of acceleration, call for redemption at our option, repayment at your option, or otherwise; and

     "Maturity Date" with respect to any note means the date on which the note will mature, as specified thereon.

Book-Entry; Delivery and Form

     Upon issue, all notes having the same Issue Date, interest rate, if any, amortization schedule, if any, Maturity Date and other terms, if any, will be represented by one or more fully registered global notes (the "Global Notes"); provided, however, that no single Global Note will exceed $400,000,000. Each Global Note will be deposited with, or on behalf of, DTC or other depositary (DTC or such other depositary as is specified in the applicable pricing supplement is referred to as the "Depositary") and registered in the name of Cede & Co., DTC's nominee or any other depositary's nominee as specified in the applicable pricing supplement. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Global Notes through either DTC (in the United States) or Clearstream Banking, societe anonyme, Luxembourg, formerly Cedelbank ("Clearstream") or Euroclear Bank S.A./NV, as operator of the
Euroclear system ("Euroclear") (in Europe) if they are participants of such systems directly, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, the "U.S. Depositaries"). Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee. Each such Global Note will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or its nominee.

     The Depositary has advised as follows: it is a limited-purpose trust company which was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between participants in such securities through electronic book-entry changes in accounts of its participants. Participants include:

     o   securities brokers and dealers, including the agents;
     o   banks and trust companies;
     o   clearing corporations; and
     o   certain other organizations.

     Access to the Depositary's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depositary only through participants or indirect participants.

     The Depositary advises that pursuant to procedures established by it:

o upon issuance of the notes represented by a Global Note, the Depositary will credit the account of participants designated by the agents with the principal amounts of the notes purchased by the agents; and

o ownership of beneficial interests in the Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to participants' interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Global Note).

     The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in the Global Note is limited to such extent.

     As long as the Depositary's nominee is the registered owner of the Global Note, such nominee for all purposes will be considered the sole owner or holder of the notes under the Indenture. Except as provided below, you will not:

     o    be entitled to have any of the notes registered in your name;
     o receive or be entitled to receive physical delivery of the notes in definitive form; or
     o    be considered the owners or holders of the notes under the Indenture.

     Neither we, the Trustee, any Paying Agent nor the Depositary will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Except as otherwise set forth in a Pricing Supplement, principal, premium, if any, and interest payments on the notes registered in the name of the Depositary's nominee will be made by the Trustee to the Depositary's nominee as the registered owner of the Global Note. Under the terms of the Indenture, we and the Trustee will treat the persons in whose names the notes are registered as the owners of the notes for the purpose of receiving payment of principal, premium, if any, and interest on the notes and for all other purposes whatsoever. Therefore, we do not have, and neither the Trustee nor any Paying Agent has, any direct responsibility or liability for the payment of principal or interest on the notes to owners of beneficial interests in the Global Note. The Depositary has advised us and the Trustee that its present practice is, upon receipt of any payment of principal or interest, to immediately credit the accounts of the Participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Note as shown on the records of the Depositary. Payments by participants and indirect participants to owners of beneficial interests in the Global Note will be the responsibility of such participants and indirect participants and will be governed by their standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name".

     If the Depositary is at any time unwilling or unable to continue as depositary and we have not appointed a successor depositary within 90 days, we will issue notes in definitive form in exchange for the Global Note. In addition, we may at any time determine not to have the notes represented by the Global Note and, in such event, will issue notes in definitive form in exchange for the Global Note. In either instance, an owner of a beneficial interest in a Global Note will be entitled to have notes equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of the notes in definitive form. Notes so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons. No service charge will be made for any transfer or exchange of the notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants"). Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of
Clearstream Participants, eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (CSSF). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

     Distributions, to the extend received by the U.S. Depositary for Clearstream, with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

     Euroclear advises that it was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions, to the extent received by the U.S. Depositary for Euroclear, with respect to notes held beneficially through Euroclear, will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions. In the event definitive notes are issued, the holders thereof will be able to receive payments thereon and effect transfers thereof at the offices of a Luxembourg paying agent chosen by us.

     Individual certificates in respect of notes will not be issued in exchange for the Global Notes, except in very limited circumstances. If Euroclear, Clearstream or DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with a Global Note or, in the case of DTC only, DTC ceases to be a clearing agency registered under the Exchange Act, and in each case we do not appoint a successor clearing system within 90 days after receiving such notice from Euroclear, Clearstream or DTC or on becoming aware that DTC is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of, transfer of, or in exchange for, book-entry interests in the notes represented by the Global Note upon delivery of the Global Note for cancellation.

     Title to book-entry interests in the notes will pass by book-entry registration of the transfer within the records of Euroclear, Clearstream or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the notes may be transferred within Euroclear and within Clearstream and between Euroclear and Clearstream in accordance with procedures established for these purposes by Euroclear and Clearstream. Book-entry interests in the notes may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the notes between Euroclear and Clearstream and DTC may be effected in accordance with procedures established for this purpose by Euroclear, Clearstream and DTC.

Global Clearance and Settlement Procedures

     Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with Depositary rules. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

     Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary rules on behalf of the relevant European international clearing system by its U.S. Depositary. However, a cross-market transfer will require delivery of instructions to the relevant European international clearing system, by the counterparty in such European international clearing system, in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving notes in the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

     Because of time-zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Credits or any transactions of the type described above settled during subsequent securities settlement processing will be reported to the relevant Euroclear or Clearstream Participants on the business day that the processing occurs. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in the Depositary.

     Although the Depositary, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of the Depositary, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and such procedures may be changed or discontinued at any time.

Interest and Principal Payments

     We will pay you, as the owner of a beneficial interest in a note, in accordance with the procedures of the Depositary and the participant in effect from time to time as described under "Description of Notes - Book-Entry; Delivery and Form." Unless otherwise specified in the applicable pricing supplement:

     o payments of principal, and premium, if any, and interest, if any, at Maturity will be made by us to you in immediately available funds when you surrender the note at the office of the Paying Agent, provided that you present the note to the Paying Agent in time for the Paying Agent to make payments in funds in accordance with its normal procedures;

     o principal, and premium, if any, and interest, if any, payable at Maturity of a note will be paid by the Paying Agent by wire transfer in immediately available funds to an account specified by the Depositary; and

     o payments of interest on a note (other than at Maturity), if any, will be made in same-day funds in accordance with existing arrangements between the Paying Agent and the Depositary.

     We will pay any  administrative  costs  imposed  by banks for  payments  in immediately available funds, but you will bear any tax, assessment or governmental charge imposed upon payments, including, without limitation, any withholding tax; except for certain Additional Amounts paid to non-United States persons (see "Description of Notes - Payment of Additional Amounts").

     If a note, such as a Discount Note, is considered to be issued with original issue discount, you must include the discount in income for United States Federal income tax purposes at a constant rate, prior to your receiving the cash attributable to that income. See "United States Federal Taxation - Tax Consequences to U.S. Holders - Original Issue Discount Notes." Unless otherwise specified in the applicable pricing supplement, if the principal of any Original Issue Discount Note is declared to be due and payable immediately as described under "Events of Default," the amount of principal due and payable is limited to the aggregate principal amount of the note multiplied by the sum (expressed as a percentage of the aggregate principal amount) of its Issue Price plus the original issue discount amortized using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration) from the Issue Date to the date of declaration. Special considerations applicable to the notes will be set forth in the applicable pricing supplement.

     Each note will bear interest from and including its Issue Date at the rate per annum set forth on the note and in the applicable pricing supplement until we pay or make available for payment the principal amount of the note in full. Unless otherwise specified in the applicable pricing supplement, we will pay interest on each note (other than a Zero-Coupon Note) either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at Maturity (or on the date of redemption or repayment if a note is repurchased by us prior to Maturity pursuant to mandatory or optional redemption provisions or the Survivor's Option). Interest will be payable to the person in whose name a note is registered at the close of business on the Regular Record Date immediately preceding each Interest Payment Date; provided, however, that interest payable at Maturity, on a date of redemption or in connection with the exercise of the Survivor's Option will be payable to the person to whom principal shall be payable.

     Any payment of principal, and premium, if any, or interest required to be made on a note on a day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment. Unless otherwise specified in the applicable pricing supplement, any interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months. The interest rates that we will agree to pay on newly-issued notes are subject to change without notice by us from time to time, but no such change will affect any notes already issued or as to which an offer to purchase has been accepted by us.

     The Interest Payment Dates for a note that provides for interest payments are as follows:

Interest Payments                  Interest Payment Dates

Monthly ....................       Fifteenth day of each calendar month (or the
                                   next Business Day), commencing in the first succeeding calendar month following the month in which the note is issued.

Quarterly ..................       Fifteenth day of every third month (or the
                                   next Business Day), commencing in the third succeeding calendar month following the month in which the note is issued.

Semi-annual .............          Fifteenth day of every sixth month (or the
                                   next Business Day), commencing in the sixth succeeding calendar month following the month in which the note is issued.

Annual ......................      Fifteenth day of every twelfth month (or the
                                   next Business Day), commencing in the twelfth succeeding calendar month following the month in which the note is issued. See "United
                                   States Federal Taxation - Original Issue
                                   Discount Notes" for a discussion of the tax treatment of notes with one or more periods between Interest Payment Dates of more than one year.

     The Regular Record Date with respect to any Interest Payment Date shall be the first day of the calendar month in which the Interest Payment Date occurs, except that the Regular Record Date with respect to the final Interest Payment Date is the final Interest Payment Date.

     Each payment of interest on a note includes accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for) to, but excluding, the Interest Payment Date or Maturity Date.

Discount Notes

     We may issue notes at an Issue Price that is significantly less than their principal amount. We refer to such notes as Discount Notes. Such Discount Notes may currently pay no interest or interest which at the time of issuance is below market rates. Certain additional considerations relating to Discount Notes will be described in the applicable pricing supplement. See also "United States Federal Taxation - Tax Consequences to U.S. Holders - Original Issue Discount Notes" for certain United States Federal income tax consequences of the acquisition and ownership of Discount Notes.

Redemption and Repayment

     Unless otherwise provided in the applicable pricing supplement:

     o we will not have the option to redeem the notes and the holders will not have the option to require repayment of the notes prior to the Maturity Date;

     o    the notes will not be subject to any sinking fund;

     o if less than all of the notes with like tenor and terms are to be redeemed, the notes to be redeemed shall be selected by the Trustee by a method that the Trustee deems fair and appropriate; and

     o in order for a note which is prepayable at the option of the holder to be prepaid, we must receive between 30 and 45 days notice prior to the repayment date, and the Global Note with the form entitled "Option to Elect Repayment" duly completed.

     If applicable, the pricing supplement relating to each note will indicate that the note will be redeemable at our option or repayable at your option on a date or dates specified prior to its Maturity Date and, unless otherwise specified in the pricing supplement, at a price equal to 100% of the principal amount of the note, together with accrued interest to the date of redemption or repayment, unless such note was issued with original issue discount, in which case the pricing supplement will specify the amount payable upon such redemption or repayment.

     We may redeem any of the notes that are redeemable and remain outstanding either in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice.

     Exercise of your repayment option is irrevocable. With respect to the notes, the Depositary's nominee is the holder of the notes and therefore will be the only entity that can exercise a right to repayment. See "Description of Notes - Book-Entry; Delivery and Form." In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to your beneficial interest in a note, you, as the beneficial owner of the interest, must instruct the broker or other direct or indirect participant through which you hold a beneficial interest in the note to notify the Depositary of your desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, you should consult the broker or other direct or indirect participant through which you hold an interest in a note in order to ascertain the cut-off time by which you must give an instruction in order for timely notice to be delivered to the Depositary. Conveyance of notices and other communications by the Depositary to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners of the notes will be governed by agreements among you and them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     If applicable, we will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with any repurchase.

     We may at any time purchase notes (including those otherwise tendered for repayment by you, or your duly authorized representative, pursuant to the Survivor's Option, see "Repayment Upon Death" below), at any price or prices in the open market or otherwise. Notes purchased by us may, at our discretion, be held or resold or surrendered to the Trustee for cancellation.

Repayment Upon Death

     The pricing supplement relating to any note will indicate whether the holder of the note will have the right to require us to repay a note prior to its Maturity Date upon the death of the owner of the note as described below (the "Survivor's Option"). See the applicable pricing supplement to determine whether the Survivor's Option applies to any particular note.

     Pursuant to exercise of the Survivor's Option, if applicable, we will, at our option, either repay or purchase any note (or portion thereof) properly tendered for repayment by or on behalf of the person (the "Representative") that has authority to act on behalf of the deceased owner of the beneficial interest in the note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative, executor, surviving joint tenant or surviving tenant by the entirety of such deceased beneficial owner) at a price equal to 100% of the principal amount of the beneficial interest of the deceased owner in the note plus accrued interest to the date of such repayment (or at a price equal to the Amortized Face Amount for Original Issue Discount Notes and Zero-Coupon Notes on the date of such repayment), subject to the following limitations. We may, in our sole discretion, limit the aggregate principal amount of notes as to which exercises of the Survivor's Option will be accepted in any calendar year (the "Annual Put Limitation") to one percent (1%) of the outstanding aggregate principal amount of the notes as of the end of the most recent fiscal year, but not less than $1,000,000 in any such calendar year, or such greater amount as GMAC in its sole discretion may determine for any calendar year, and may limit to $200,000, or such greater amount as we in our sole discretion may determine for any calendar year, the aggregate principal amount of notes (or portions thereof) as to which exercise of the Survivor's Option will be accepted in the calendar year with respect to any individual deceased owner or beneficial interests in the notes (the "Individual Put Limitation"). Moreover, we will not make principal repayments or purchases pursuant to exercise of the Survivor's Option in amounts that are less than $1,000, and, in the event that the limitations described in the preceding sentence would result in the partial repayment or purchase of any note, the principal amount of such note remaining outstanding after repayment must be at least $1,000 (the minimum authorized denomination of the notes). Any note (or portion thereof) tendered pursuant to exercise of the Survivor's Option may not be withdrawn.

     Each note (or portion of a note) that is tendered pursuant to valid exercise of the Survivor's Option will be accepted promptly in the order all the notes are tendered, except for any note (or portion of a note) the acceptance of which would contravene (i) the Annual Put Limitation or (ii) the Individual Put Limitation with respect to the relevant individual deceased owner of beneficial interests. If, as of the end of any calendar year, the aggregate principal amount of notes (or portions of a note) that have been accepted pursuant to exercise of the Survivor's Option during such year has not exceeded the Annual Put Limitation for the year, any exercise(s) of the Survivor's Option with respect to notes (or portions of a note) not accepted during the calendar year because acceptance would have contravened the Individual Put Limitation with respect to an individual deceased owner of beneficial interests will be accepted in the order all notes (or portions of a note) were tendered, to the extent that any such exercise would not trigger the Annual Put Limitation for the calendar year. Any note (or portion of a note) accepted for repayment pursuant to exercise of the Survivor's Option will be repaid no later than the first Interest Payment Date that occurs 20 or more calendar days after the date of acceptance. Each note (or any portion of a note) tendered for repayment that is not accepted in any calendar year due to the Annual Put Limitation, including notes that exceeded the Individual Put Limitation, will be deemed to be tendered in the following calendar year in the order in which all notes (or portions of a note) were originally tendered, unless any note (or portion of a note) is withdrawn by the Representative for the deceased owner prior to its repayment. In the event that a note (or any portion of a note) tendered for repayment pursuant to valid exercise of the Survivor's Option is not accepted, the Trustee will deliver a notice by first-class mail to the registered holder at the last known address as indicated in the Note Register, that states the reason the note (or portion of a note) has not been accepted for payment.

     Subject to the foregoing, in order for a Survivor's Option to be validly exercised with respect to any note (or portion thereof), the Trustee must receive from the Representative of the deceased owner:

          (1) an original written request for repayment signed by the Representative, and the signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company having an office or correspondent in the United States,

          (2) tender of the note (or portion of the note) to be repaid,

          (3) appropriate evidence satisfactory to the Trustee that (a) the Representative has authority to act on behalf of the deceased beneficial owner, (b) the death of the beneficial owner has occurred (i.e., an original death certificate) and (c) the deceased was the owner of a beneficial interest in the note at the time of death (i.e., a brokerage account statement),

          (4) if applicable, a properly executed assignment or endorsement, and

          (5) if the beneficial interest in the note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from such nominee attesting to the deceased's ownership of a beneficial interest in the note.

     Subject to our right to limit the aggregate principal amount of notes as to which exercises of the Survivor's Option will be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor's Option will be determined by the Trustee, in its sole discretion, which determination will be final and binding on all parties.

     The death of a person owning a note in joint tenancy or tenancy by the entirety with another or others will be deemed the death of the holder of the note, and the entire principal amount of the note so held will be subject to repayment, together with interest accrued thereon to the repayment date. The death of a person owning a note by tenancy in common will be deemed the death of a holder of a note only with respect to the deceased holder's interest in the note so held by tenancy in common; except that in the event a note is held by husband and wife as tenants in common, the death of either will be deemed the death of the holder of the note, and the entire principal amount of the note so held will be subject to repayment. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a note, will be deemed the death of the holder thereof for purposes of this provision, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and trust arrangements where one person has substantially all of the beneficial ownership interest in the note during his or her lifetime.

     In the case of repayment pursuant to the exercise of the Survivor's Option, for notes represented by a Global Note, the Depositary or its nominee will be the holder of the note and will be the only entity that can exercise the Survivor's Option for the note. To obtain repayment pursuant to exercise of the Survivor's Option with respect to the note, the Representative must provide to the broker or other entity through which the beneficial interest in the note is held by the deceased owner:

          (1) the documents described in clauses (1) and (3) of the third preceding paragraph, and

          (2) instructions to such broker or other entity to notify the Depositary of the Representative's desire to obtain repayment pursuant to exercise of the Survivor's Option.

     Such broker or other entity will provide to the Trustee:

          (1) the documents received from the Representative referred to in clause (1) of the preceding paragraph,

          (2) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner,

          (3) a detailed description of the note, including CUSIP, coupon rate, if any, maturity date, and

          (4) the deceased's social security number.

     The broker or other entity will be responsible for disbursing any payments it receives pursuant to exercise of the Survivor's Option to the appropriate Representative. See "Description of Notes - Book-Entry; Delivery and Form."

     A Representative may obtain the forms used to exercise the Survivor's Option from The Chase Manhattan Bank, the Trustee, at 450 West 33rd Street, 15th Floor, New York, New York 10001, or call the Global Trust Service Group at (212) 946-3159, during normal business hours.

Eligibility for Stripping

     Certain issues of notes designated by us (the "Eligible Notes") will be eligible to be separated ("stripped") into their separate Interest Components and Principal Components (each as defined below) on the book-entry system of DTC. The components of an Eligible Note are:

     o each future interest payment due on or prior to the Maturity Date or, if the Eligible Note is subject to redemption or principal repayment prior to the Maturity Date, the first date on which the Eligible Note is subject to redemption or repayment (in either case, the "Cut-off Date") (each, an "Interest Component"), and

     o    the principal payment plus any interest payments due after the Cut-off
          Date  (the  "Principal   Component").   Each  Interest  Component  and
          Principal Component (each a "Component") will receive a CUSIP number.

     An issue of notes that DTC is capable of stripping on its book-entry records may be designated by us as eligible to be stripped into Components at the time of original issuance of such notes. We are under no obligation, however, to designate any issue of notes as eligible to be stripped into Components.

     For an Eligible note to be stripped into Components, the principal amount of the Eligible Note must be in an amount that, based on the stated interest rate of the Eligible Note, will produce an interest payment of $1,000 or an integral multiple thereof on each Interest Payment Date for the note.

     In some cases, certain Interest Components of two or more issues of notes may be due on the same day. Such Interest Components may have the same or different CUSIP numbers. We expect that most Interest Components due on the same day (regardless of note issue) will have the same CUSIP number. However, we may designate Interest Components from an issue of notes to receive CUSIP numbers different than the CUSIP numbers of Interest Components due on the same day from one or more other issues of notes. We also may designate at any time that any or all Interest Components of issues of notes originally issued on or after a specified time will have CUSIP numbers different than Interest Components of issues of notes originally issued prior to that time.

     The Components may be maintained and transferred on the book-entry system of DTC in integral multiples of $1,000. Payments on Components will be made in U.S. dollars on the applicable payment dates (or the succeeding Business Day if payment on the related note is made on such succeeding Business Day as defined in "Description of Notes - Glossary") by credit of the payment amount to DTC or its nominee, as the case may be, as the registered owner of a Component. We expect that we will credit the accounts of the related participants for payment amounts in the same manner as for notes represented by a Global Note as set forth in "Description of Notes - Book-Entry; Delivery and Form".

     If any modification, amendment or supplement of the terms of an issue of notes requires any consent of holders of notes, the consent with respect to notes that have been stripped is to be provided by the required percentage of the holders of Principal Components. See "Modification of the Indenture." Holders of Interest Components will have no right to give or withhold such consent.

     Currently, at the request of a holder of a Principal Component and all applicable unmatured Interest Components and on the Component holder's payment of a fee (presently DTC's fee applicable to on-line book-entry securities transfers), DTC will restore ("reconstitute") the Principal Components of a stripped note and the applicable unmatured Interest Components (all in appropriate amounts) to the note in fully constituted form. Generally, for purposes of reconstituting a note, the Principal Component of an issue of notes may be combined with either Interest Components of such issue or Interest Components, if any, from other issues of notes that have the same CUSIP numbers as the unmatured Interest Components of such issue. Component holders wishing to reconstitute Components into a note also must comply with all applicable requirements and procedures of DTC relating to the stripping and reconstitution of securities.

     The preceding discussion is based on our understanding of the manner in which DTC currently strips and reconstitutes eligible securities on the Fed Book-Entry System. DTC may cease stripping or reconstituting Eligible Notes or may change the manner in which this is done or the requirements, procedures or charges therefor at any time without notice.

Payment of Additional Amounts

     We will pay to the holder of any note who is a United States Alien (as defined below) such additional amounts (the "Additional Amounts") as may be necessary in order that every net payment in respect of the principal, premium, if any, or interest, if any, on such note, after deduction or withholding by us or any Paying Agent for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in the note to be then due and payable before any such deduction or withholding for or on account of any such tax, assessment or governmental charge; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to:

(a) any tax, assessment or other governmental charge which would not have been so imposed but for:

     o the existence of any present or former connection between the holder (or a fiduciary, settlor, beneficiary, member, or shareholder of, or holder of a power over, the holder, if the holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, the holder (or the fiduciary, settlor, beneficiary, member, shareholder of, or holder of a power) being or having been a citizen or resident or treated as a resident being or having been engaged in a trade or business or being or having been present or having or having had a permanent establishment, or

     o the holder's present or former status as a personal holding company or foreign personal holding company or controlled foreign corporation for United States Federal income tax purposes or corporation which accumulates earnings to avoid United States Federal income tax;

(b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder of the note for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(c) any estate, inheritance, gift, sales, transfer, personal property or excise tax or any similar tax, assessment or governmental charge;

(d) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments in respect of principal of, premium, if any, or interest, if any, on any note;

(e) any tax, assessment or other governmental charge imposed on interest received by a holder or beneficial owner of a note who actually or constructively owns 10% or more of the total combined voting power of all of our classes of stock entitled to vote within the meaning of Section 871(h)(3) of the Internal Revenue Code of 1986, as amended;

(f) any tax, assessment or other governmental charge imposed as a result of the failure to comply with:

     o certification, information, documentation, reporting or other similar requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the note, if compliance is required by statute, or by regulation of the United States Treasury Department, as a precondition to relief or exemption from such tax, assessment or other governmental charge (including backup withholding) or

     o any other certification, information, documentation, reporting or other similar requirements under United States income tax laws or regulations that would establish entitlement to otherwise applicable relief or exemption from such tax, assessment or other governmental charge;

(g) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of the principal of, premium, if any, or interest, if any, on any note, if such payment can be made without such withholding by at least one other Paying Agent; or

(h)  any combination of items (a), (b), (c), (d), (e), (f) or (g)

nor will such Additional Amounts be paid to any holder who is a fiduciary or partnership or other than the sole beneficial owner of the note to the extent a settlor or beneficiary with respect to the fiduciary or a member of such partnership or a beneficial owner of the note would not have been entitled to payment of the Additional Amounts had the beneficiary, settlor, member or beneficial owner been the holder of the note.

     The term "United States Alien" means any person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, non-resident alien fiduciary of a foreign estate or trust or a foreign partnership, one or more of the members of which is a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

     Any reference in this prospectus or any applicable pricing supplement to principal or interest or both in respect of the notes will include:

     o a reference to any additional amounts which may be payable under this heading "Payment of Additional Amounts,"

     o    in relation to Zero Coupon Notes, the Amortized Face Amount, and

     o any premium and any other amounts which may be payable in respect of the notes.

     The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided under this heading "Payment of Additional Amounts" and under the heading "Description of Notes - Redemption for Tax Reasons", we will not be required to make any payment to noteholders with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

     As used under this heading "Payment of Additional Amounts" and under the headings "Description of Notes - Redemption for Tax Reasons" and "United States Federal Taxation - Tax Consequences to Non-United States Persons," the term "United States" means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction.

Redemption for Tax Reasons

     If, as a result of:

     o any change in or amendment to the laws (including any regulations or rulings promulgated thereunder) of the United States or any political subdivision affecting taxation, which becomes effective after the date of this prospectus or which proposal is made after such date,

     o any change in the official application or interpretation of such laws, including any official proposal for such a change, amendment or change in the application or interpretation of such laws, which change, amendment, application or interpretation is announced or becomes effective after the date of this prospectus or which proposal is made after such date,

     o any action taken by any taxing authority of the United States which action is taken or becomes generally known after the date of this prospectus, or any commencement of a proceeding in a court of competent jurisdiction in the United States after such date, whether or not such action was taken or such proceeding was brought with respect to us there is, in such case, in the written opinion of independent legal counsel of recognized standing to us, a material increase in the probability that we have or may become obligated to pay Additional Amounts (as described above under "Description of Notes -- Payment of Additional Amounts"), and we, in our business judgment, determine that such obligation cannot be avoided by the use of reasonable measures available to us, not including assignment of the notes, the notes may be redeemed, as a whole but not in part, at our option at any time thereafter, upon notice to the Trustee and the holders of the notes in accordance with the provisions of the Indenture at a redemption price equal to 100% of the principal amount of the notes to be redeemed together with accrued interest thereon to the date fixed for redemption.


                         United States Federal Taxation

General

     In the opinion of our tax counsel, the following general summary describes the material United States Federal income and estate tax consequences of the ownership and disposition of the notes. This summary provides general information only and is directed solely to you as an original holder purchasing notes at the "issue price" (as defined below) and holding the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). It does not discuss all United States Federal income tax consequences that may be applicable to you. In particular, if you are a:

     o    certain financial institution,

     o    insurance company,

     o    dealer in securities,

     o    a  person   holding  notes  as  part  of  a   "straddle,"   conversion
          transaction, hedging or other integrated transaction,

     o U.S. Holder whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar,

     o partnership, or other entity classified as a partnership for United States Federal income tax purposes, or

     o    a person subject to the alternative minimum tax,

you may be subject to special rules. In addition, the United States Federal income tax consequences of a particular note will depend, in part, on the terms of the note.

     We advise you to consult your own tax advisors with regard to the application of the United States Federal income and estate tax laws to your particular situation and any tax consequences arising under the laws of any state, local or foreign tax jurisdiction.

     This summary is based on the Code, United States Treasury Regulations (including proposed and temporary regulations) promulgated under the Code, rulings, official pronouncements and judicial decisions as of the date of this prospectus. You should know that the authorities on which this summary is based are subject to change or differing interpretations, which could apply retroactively, and could result in United States Federal income tax consequences for you different from those discussed below.

Tax Consequences to U.S. Holders

     For purposes of the following discussion, "U.S. Holder" means a beneficial owner of a note that is for United States Federal income tax purposes:

     o    a citizen or resident of the United States;

     o a corporation, or other entity treated as a corporation for United States Federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof;

     o an estate the income of which is subject to United States Federal income taxation regardless of its source;

     o a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have authority to control all substantial decisions of the trust, or

     o not otherwise a U.S. Holder but whose income from a note is effectively connected with its conduct of a United States trade or business.

     The term U.S. Holder also includes certain former citizens of the United States.

     Payments of Interest

     Interest on a note will generally be taxable to a U.S. Holder as ordinary interest income at the time it is accrued or is received in accordance with the U.S. Holder's method of accounting for Federal income tax purposes.

     All payments of interest on a note that matures one year or less from its date of issuance will be included in the stated redemption price at the maturity of the note and will be taxed in the manner described below under "Original Issue Discount Notes".

     Special rules governing the treatment of interest paid with respect to Original Issue Discount Notes (as defined below) are described under "Original Issue Discount Notes" below.

     Original Issue Discount Notes

     The following summary is generally based upon the Treasury Regulations concerning the treatment of debt instruments issued with original issue discount ("Original Issue Discount Notes") (the "OID Regulations"). Under the OID Regulations, a note that has an "issue price" that is less than its stated redemption price at maturity will generally be considered to have been issued at an original issue discount. The "issue price" of a note is equal to the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes is sold for money. The stated redemption price at maturity of a note is generally equal to the sum of all payments to be made on the note other than "qualified stated interest" payments. With respect to a note, "qualified stated interest" is stated interest unconditionally payable in cash or property (other than our debt instruments) at least annually during the entire term of the note and equal to the outstanding principal balance of the note multiplied by a single fixed rate of interest.

     Notwithstanding the general definition of original issue discount above, a note will not be considered to have been issued with an original issue discount if the amount of such original issue discount is less than a de minimis amount generally equal to 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. Holders of notes with less than a de minimis amount of original issue discount will generally include such original issue discount in income, as capital gain, on a pro rata basis as principal payments are made on the note.

     A U.S. Holder of an Original Issue Discount Note (other than certain U.S. Holders of Short-Term Original Issue Discount Notes, as defined below) will be required to include qualified stated interest in income at the time it is received or accrued in accordance with such U.S. Holder's method of accounting.

     A U.S. Holder of an Original Issue Discount Note that matures more than one year from its date of issuance will be required to include original issue discount in income as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to such income. The amount of original issue discount includible in income is equal to the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the U.S. Holder held such note. The "daily portion" is the original issue discount for the "accrual period" that is allocated ratably to each day in the accrual period. The original issue discount for an accrual period is equal to the excess, if any, of
(a) the product of the "adjusted issue price" of an Original Issue Discount Note at the beginning of such accrual period and its "yield to maturity" over (b) the amount of any qualified stated interest allocable to the accrual period. The "accrual period" is any period not to exceed one year provided that each payment of principal or interest occurs either on the first or the final day of the accrual period. We will specify the accrual period we intend to use in the applicable pricing supplement but a U.S. Holder is not required to use the same accrual period for purposes of determining the amount of original issue discount includible in its income for a taxable year. The adjusted issue price of a note at the beginning of an accrual period is equal to the issue price of the note, increased by the aggregate amount of original issue discount with respect to the note that accrued in prior accrual periods and was previously includible in the income of a U.S. Holder, and reduced by the amount of any payments on the note in prior accrual periods other than payments of qualified stated interest. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

     Under the OID Regulations, a U.S. Holder may make an election (the "Constant Yield Election") to include in gross income all interest that accrues on a note (including stated interest, original issue discount and de minimis original issue discount) in accordance with a constant yield method based on the compounding of interest. Special rules apply to such election and U.S. Holders considering such an election should consult their own tax advisors.

     In general, a cash method U.S. Holder of an Original Issue Discount Note that matures one year or less from its date of issuance (a "Short-Term Original Issue Discount Note") is not required to accrue original issue discount on the note for United States Federal income tax purposes unless it elects to do so. U.S. Holders who make such an election, U.S. Holders who report income for United States Federal income tax purposes on the accrual method and certain other U.S. Holders, including banks and dealers in securities, are required to include original issue discount (including stated interest, if any) in income on such Short-Term Original Issue Discount Notes as it accrues on a straight-line basis, unless an election is made to use the constant yield method (based on a daily compounding). In the case of a U.S. Holder who is not required and does not elect to include original issue discount in income currently, any gain realized on the sale, exchange or redemption of the Short-Term Original Issue Discount Note will be ordinary income to the extent of the original issue discount accrued. In addition, such U.S. Holder will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry Short-Term Original Issue Discount Notes in an amount not exceeding the deferred interest income, until such deferred interest income is recognized.

     We may have the option to redeem certain notes prior to the Maturity Date, or a U.S. Holder may have the option to require the notes to be repaid prior to the Maturity Date (e.g., notes with a Survivor's Option). Notes containing such features may be subject to rules that differ from the general rules discussed above. U.S. Holders intending to purchase notes with any such features should carefully examine the applicable pricing supplement and should consult with their own tax advisors with respect to such features.

     Bond Premium

     If a U.S. Holder purchases a note for an amount that is greater than the stated redemption price at maturity, the holder will be considered to have purchased the note with "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect (in accordance with applicable Code provisions) to amortize such premium over the remaining term of the note (where the note is not callable prior to its Maturity Date), based on the U.S. Holder's yield to maturity with respect to the note. A U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in the U.S. Holder's income with respect to the note in that accrual period. If the amortizable bond premium allocable to an accrual period exceeds the amount of qualified stated interest allocable to such accrual period, such excess would be allowed as a deduction for such accrual period, but only to the extent of the U.S. Holder's prior interest inclusions on the note. Any excess is generally carried forward and allocable to the next accrual period. If the note may be called prior to maturity after the U.S. Holder has acquired it, the amount of amortizable bond premium is determined with reference to either the amount payable on maturity or, if it results in a smaller premium attributable to the period through the earlier call date, with reference to the amount payable on the earlier call date. A U.S. Holder who elects to amortize bond premium must reduce his tax basis in the note as described under "Sale, Exchange or Redemption of the notes" below. An election to amortize bond premium applies to all taxable debt obligations held by the U.S. Holder at the beginning of the first taxable year to which the election applies and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the Internal Revenue Service. If a holder makes a Constant Yield Election for a note with amortizable bond premium, the election will result in a deemed election to amortize bond premium for all of the holder's debt instruments with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service.

     Sale, Exchange or Redemption of the Notes

     Upon the sale, exchange or redemption of a note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or redemption (other than amounts representing interest which will be treated as interest as described under "Payments of Interest" above) and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note will generally be the U.S. dollar cost of the note to the U.S. Holder, increased by the amount of any original issue discount previously includible in income by the U.S. Holder with respect to the note and reduced by any principal payments received by the U.S. Holder, any amortizable bond premium used to offset qualified stated interest and, in the case of an Original Issue Discount Note, by the amounts of any other payments that do not constitute qualified stated interest.

     In general, gain or loss realized on the sale, exchange or redemption of a note will be capital gain or loss (except in the case of a Short-Term Original Issue Discount Note, to the extent of any original issue discount not previously included in such U.S. Holder's taxable income. Prospective investors should consult their tax advisors regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals, trusts or estates) and losses (the deductibility of which is subject to limitations).

     If a U.S. Holder disposes of only a portion of a note pursuant to a redemption or repayment (including the Survivor's Option, if applicable), such disposition will be treated as a pro rata prepayment in retirement of a portion of a debt instrument. Generally, the resulting gain or loss would be calculated by assuming that the original note being tendered consists of two instruments, one that is retired (or repaid), and one that remains outstanding. The adjusted issue price, the U.S. Holder's adjusted basis, and the accrued but unpaid original issue discount of the original note, determined immediately before the disposition, would be allocated between these two instruments based on the portion of the instrument that is treated as retired by the pro rata prepayment.

     Eligible Notes Stripped into Interest and Principal Components

     The United States Federal income tax consequences to a U.S. Holder of the ownership and disposition of notes that are stripped into their separate Interest Components and Principal Components will be summarized in the applicable pricing supplement.

     Backup Withholding and Information Reporting

     Backup withholding and information reporting requirements may apply to certain payments of principal, premium and interest (including original issue discount) on a note, and to payments of proceeds of the sale or redemption of a note, to certain non-corporate U.S. Holders. We, our agent, a broker, the relevant Trustee or any paying agent, as the case may be, will be required to withhold a tax equal to 31 percent from any such payment if the U.S. Holder fails to furnish or certify his correct taxpayer identification number (social security number or employer identification number) to the payor in the manner required, fails to certify that such U.S. Holder is exempt from backup withholding, or otherwise fails to comply with the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder may be credited against such holder's United States Federal income tax and may entitle such holder to a refund, provided that the required information is furnished to the United States Internal Revenue Service.

Tax Consequences to Non-United States Persons

     As used herein, the term "non-United States person" means a beneficial owner of a note that is, for United States Federal income tax purposes:

     o    a nonresident alien individual;

     o    a foreign corporation; or

     o    a nonresident alien fiduciary of a foreign estate or trust.

     Income and Withholding Tax

     Subject to the discussion of backup withholding below:

          (a) payments of principal and interest (including original issue discount, if any) and premium, if any, on a note to any non-United States person will not be subject to United States Federal withholding tax provided, that in the case of interest:

               (1) (i) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) the holder is not a controlled foreign corporation that is related, directly or indirectly, to us through stock ownership, and (iii) either (A) the beneficial owner of the note certifies (generally on an IRS Form W-8BEN) to the person otherwise required to withhold United States Federal income tax from such interest, under penalties of perjury, that it is not a United States person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the note certifies to the person otherwise required to withhold United States Federal income tax from such interest, under penalties of perjury, that the above statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof;

               (2) the beneficial owner is entitled to the benefits of an income tax treaty under which the interest is exempt from United States Federal withholding tax and the beneficial owner of the note or such owner's agent provides an IRS Form W-8BEN claiming the exemption; or

               (3) the beneficial owner conducts a trade or business in the United States to which the interest is effectively connected and the beneficial owner of the note or such owner's agent provides an IRS Form W-8ECI;

     provided that in each such case, the relevant certification or IRS Form is delivered pursuant to applicable procedures and is properly transmitted to the person otherwise required to withhold United States Federal income tax, and none of the persons receiving the relevant certification or IRS Form has actual knowledge that the certification or any statement on the IRS Form is false;

          (b) a non-United States person will not be subject to United States Federal withholding tax on any gain realized on the sale, exchange or other disposition of a note unless the gain is effectively connected with such holder's trade or business in the United States or, in the case of an individual, the holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or other disposition occurs and certain other conditions are met; and

          (c) a note owned by an individual who at the time of death is not, for United States Federal estate tax purposes, a citizen or resident of the United States generally will not be subject to United States Federal estate tax as a result of such individual's death if the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and, at the time of such individual's death, the income on the note would not have been effectively connected with a U.S. trade or business of the individual.

     If a non-United States person holding a note is engaged in a trade or business in the United States, and if interest (including original issue discount, if any) on the note (or gain realized on its sale, exchange or other disposition) is effectively connected with the conduct of such trade or business, such holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States income tax on such effectively connected income in the same manner as if it were a U.S. Holder (see "Tax Consequences to U.S. Holders" above). Such a holder may also need to provide a United States taxpayer identification number on the forms referred to in paragraph (a) above in order to meet the requirements set forth above. In addition, if such holder is a foreign corporation, it may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on, and any gain recognized on the sale, exchange or other disposition of, a note will be included in the effectively connected earnings and profits of such holder if such interest or gain, as the case may be, is effectively connected with the conduct by such holder of a trade or business in the United States.

     Each holder of a note should be aware that if it does not properly provide the required IRS form, or if the IRS form (or, if permissible, a copy of such form) is not properly transmitted to and received by the United States person otherwise required to withhold United States Federal income tax, interest on the note may be subject to United States withholding tax at a 30% rate and the holder will not be entitled to any additional amounts from the Company described under the heading "Description of Notes - Payment of Additional Amounts" with respect to such tax. Such tax, however, may in certain circumstances be allowed as a refund or as a credit against such holder's United States Federal income tax. The foregoing does not deal with all aspects of Federal income withholding tax that may be relevant to non-U.S. persons holding the notes. Potential investors are advised to consult their own tax advisors for specific advice concerning the ownership and disposition of notes.

     Backup Withholding and Information Reporting

     Information returns will be filed with the United States Internal Revenue Service in connection with payments on the notes and the proceeds from a sale or other disposition of the notes. You may be subject to a 31% United States backup withholding tax on these payments unless you comply with certification procedures to establish that you are not a United States person for United States Federal income tax purposes. The certification procedures required to claim the exemption from withholding tax on interest and original issue discount described above will satisfy the certification requirements necessary to avoid the 31% backup withholding tax, provided that we or our paying agent, as the case may be, do not have actual knowledge that the payee is a United States person for United States Federal income tax purposes. The amount of any backup withholding from a payment to you will be allowed as a credit against your United States Federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service.

                          Certain Covenants as to Liens

     We have described below the only financial covenant applicable to the notes. That covenant requires that the notes be equally and ratably secured in the specified circumstances but has no special application merely by virtue of any transaction or series of transactions resulting in material changes in our debt-to-equity ratio.

     The notes are not secured by mortgage, pledge or other lien.

     We will covenant in the notes that so long as any of the notes remain outstanding, we will not pledge or otherwise subject our property or assets to any lien unless the notes are secured by such pledge or lien equally and ratably with any and all other obligations and indebtedness secured thereby so long as any such other obligations and indebtedness shall be so secured. This covenant does not apply to:

     o the pledge of any assets to secure any financing by GMAC of the exporting of goods to or between, or the marketing thereof in, foreign countries (other than Canada), in connection with which GMAC reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as the basis for the issuance of bankers' acceptances or in aid of other similar borrowing arrangements;

     o the pledge of receivables payable in foreign currencies (other than Canadian dollars) to secure borrowings in foreign countries (other than Canada);

     o any deposit of assets of GMAC with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by GMAC from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against us;

     o any lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within 60 days after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof; and

     o any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in the foregoing four clauses of this paragraph; provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).

                          Modification of the Indenture

     The Indenture contains provisions permitting us and the Trustee, with the consent of the holders of not less than 66-2/3% in aggregate principal amount of the notes at the time outstanding under the Indenture, to modify the Indenture or any supplemental indenture or the rights of the holders of the notes provided that no such modification shall:

     o change the fixed maturity of any note, or reduce its principal amount, or reduce its rate or extend the time of payment of interest, without the consent of the holder of each affected note; or

     o reduce the percentage of notes of any series outstanding under the Indenture required for any modification of the Indenture without the consent of all holders of notes affected by the reduction and then outstanding under the Indenture.

                                Events of Default

     An Event of Default with respect to the notes is defined in the Indenture as being:

     o default in payment of any principal of, or premium, if any, on, the notes;

     o    default for 30 days in payment of any interest on any of the notes;

     o default for 30 days after notice in performance of any other covenant in the Indenture; or

     o    certain events of bankruptcy, insolvency or reorganization.

     In case an Event of Default occurs and continues with respect to the notes, the Trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare the principal amount of the notes due and payable. Any Event of Default with respect to the notes may be waived by the holders of a majority in aggregate principal amount of the outstanding notes except in a case of failure to pay principal of or interest on the notes for which payment had not been made after the appropriate notice. We are required to file with the Trustee annually a certificate as to the absence of certain defaults under the terms of the Indenture.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and continues, the Trustee is under no obligation to exercise any rights or powers under the Indenture at the request, order or direction of any of the noteholders, unless such noteholders have offered the Trustee reasonable indemnity or security.

     Subject to provisions for the indemnification of the Trustee and to other limitations, the holders of a majority in principal amount of the notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.


                             Concerning the Trustee

     The Chase Manhattan Bank is the Trustee under the Indenture. The Chase Manhattan Bank acts as issuing and paying agent for our commercial paper program, makes loans to, acts as trustee and performs certain other services for, us and certain of our affiliates in the normal course of business. As trustee of various trusts, it has purchased our securities and securities of certain of our affiliates.

                          Concerning the Paying Agents

     We shall maintain one or more Paying Agents for the payment of principal of, and premium, if any, and interest, if any, on, the notes. We have initially appointed The Chase Manhattan Bank as our Paying Agent for the notes.

                              Plan of Distribution

     Under the terms of the Selling Agent Agreement dated as of May ___, 2001, we are offering the notes from time to time through ABN AMRO Financial Services, Inc., A.G. Edwards & Sons, Inc., Edward Jones & Co., L.P., Fidelity Capital Markets, a division of National Financial LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Prudential Securities, Salomon Smith Barney, Charles Schwab & Co. Inc. and UBS
PaineWebber Inc. who have agreed to use their reasonable best efforts to solicit purchases of the notes. We may also appoint additional agents to solicit sales of the notes and any solicitation and sale of the notes by such additional agents will be substantially on the same terms and conditions to which the agents have agreed. We will pay the agents a gross selling concession to be divided among themselves as we shall agree. The concession will be payable to the Purchasing Agent in the form of a discount ranging from .20% to 2.50% of the non-discounted price for each note sold. We will have the sole right to accept offers to purchase notes and may reject any proposed purchase of notes in whole or in part. Each agent will have the right, in its reasonable discretion, to reject any proposed purchase in whole or in part. We can withdraw, cancel or modify the offer without notice.

     In addition, we may sell notes directly on our own behalf.

     Following the solicitation of orders, the agents, severally and not jointly, may purchase notes from us through the Purchasing Agent as principal for their own accounts. Unless otherwise set forth in the applicable pricing supplement, the notes will be resold to one or more investors and other purchasers at a fixed public offering price. In addition, the agents may offer the notes they have purchased as principal to other NASD dealers in good standing. The agents may sell notes to any such dealer at a discount and, unless otherwise specified in the applicable pricing supplement, such discount allowed to any dealer will not, during the distribution of the notes, be in excess of the discount to be received by such agent from the Purchase Agent. The Purchase Agent may sell notes to any such dealer at a discount not in excess of the discount it received from us. After the initial public offering of notes to be resold by an agent to investors and other purchasers, we may change the public offering price (for notes to be resold at a fixed public offering price), the concession and the discount.

     Each agent may be deemed to be an "underwriter" within the meaning of the Securities Act. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The notes may be offered for sale in the United States and in those jurisdictions where it is legal to make such offers. Only offers and sales of the notes in the United States, as part of the initial distribution thereof or in connection with resales thereof under circumstances where the prospectus and the accompanying pricing supplement must be delivered, are made pursuant to the registration statement of which the prospectus, as supplemented by any pricing supplement, is a part.

     Each agent has represented and agreed that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the notes or possesses or distributes this prospectus or the accompanying pricing supplement and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and neither we nor any other agent will have responsibility.

     Purchasers of the notes may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the Issue Price set forth in any pricing supplement hereto.

     The notes will not have an established trading market when issued. We do not intend to apply for the listing of the notes on any securities exchange in the United States, but have been advised by the agents that the agents intend to make a market in the notes as permitted by applicable laws and regulations. The agents may make a market in the notes but are not obligated to do so and may discontinue any market-making at any time without notice. We can not assure you as to the liquidity of any trading market for any notes. All secondary trading in the notes will settle in immediately available funds. See "Description of Notes - Global Clearance and Settlement Procedures."

     Application may be made to list notes on the Luxembourg Stock Exchange and on such other or additional stock exchanges on which the Purchasing Agent agrees with us with respect to an issue. If such notes are listed on a stock exchange, it will be specified in the applicable pricing supplement.

     In connection with an offering of the notes, the rules of the Securities and Exchange Commission permit the Purchasing Agent to engage in certain transactions that stabilize the price of the notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If the Purchasing Agent creates a short position in the notes in connection with an offering of the notes (i.e., if it sells a larger principal amount of the notes than is set forth on the cover page of the applicable pricing supplement), the Purchasing Agent may reduce that short position by purchasing notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The Purchasing Agent makes no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, the Purchasing Agent makes no representation that, once commenced, such transactions will not be discontinued without notice.

                                 --------------

     In the ordinary course of their respective businesses, affiliates of the agents have engaged, and will in the future engage, in commercial banking and investment banking transactions with us and with certain of our affiliates.

                                 Legal Opinions

     The validity of the notes offered in this prospectus will be passed upon for GMAC by Martin I. Darvick, Esq., Assistant General Counsel of GMAC, and for the agents by Davis Polk & Wardwell. Mr. Darvick owns shares of General Motors Corporation $1-2/3 par value common stock and Class H common stock, $0.10 par value and holds options to purchase shares of General Motors Corporation $1-2/3 par value common stock. Davis Polk & Wardwell acts as counsel to the Executive Compensation Committee of the Board of Directors of General Motors Corporation and has acted as counsel to us and to certain of our affiliates in various matters.

                                     Experts

The consolidated financial statements incorporated in this prospectus by reference from General Motors Acceptance Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated in this prospectus by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     Information not required in Prospectus

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated expenses to be incurred in connection with the offering described in the Registration Statement:

Securities and Exchange Commission registration fee..............  $ 1,867,269
Fees and expenses of Trustee.....................................       17,000
Printing Registration Statement, Prospectus and other documents..       45,000
Underwriter's counsel fees.......................................       15,000
Accountants' fees................................................       15,000
Rating Agencies' fees............................................      100,000
Miscellaneous expenses...........................................       80,031
                                                                   -----------
                  Total..........................................  $ 2,139,300



Item 15.  Indemnification of Directors and Officers.

     Under Section 145 of the Delaware Corporation Law, the Company is empowered to indemnify its directors and officers in the circumstances therein provided.

     The Company's Certificate of Incorporation, as amended, provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

          (1) for any breach of the director's duty of loyalty to the Company or its stockholders;

          (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          (3) under Section 174, or any successor provision thereto, of the Delaware Corporation Law; or

          (4) for any transaction from which the director derived an improper personal benefit.

     Under Article VI of its By-Laws, the Company shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. The Company shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of the Company. The Company shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article VI of the By-Laws or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under Article VI of the By-Laws is not paid in full within ninety days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim, and if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article VI of the By-Laws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Company's Certificate of Incorporation or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. The Company's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, organization or other enterprise.

     As a subsidiary of General Motors Corporation, the Company is insured against liabilities which it may incur by reason of the foregoing provisions of the Delaware General Corporation Law and directors and officers of the Company are insured against some liabilities which might arise out of their employment and not be subject to indemnification under said General Corporation Law.

     Pursuant to resolutions adopted by the Board of Directors of General Motors Corporation, that company to the fullest extent permissible under law will indemnify, and has purchased insurance on behalf of, directors or officers of the Company, or any of them, who incur or are threatened with personal liability, including expenses, under the Employee Retirement Income Security Act of 1974 or any amendatory or comparable legislation or regulation thereunder.

Item 16.  Exhibits.

  1         Form of Selling Agent Agreement, dated as of May 22, 2001.

**4 Form of Indenture, dated as of September 24, 1996, between the Company and The Chase Manhattan Bank, Trustee.

 *4(a)(1) First Supplemental Indenture, dated as of January 1, 1998, between the Company and The Chase Manhattan Bank, Trustee incorporated by reference to Registration Statement No. 333-48207.

**4(a)(2)   Form of SmartNotesSM in global form included in Exhibit 4.

  5 Opinion and Consent of Martin I. Darvick, Esq., Assistant General Counsel of the Company.

  8         Opinion and consent of tax counsel.

 12         Calculation of Ratio of Earnings to Fixed Charges.

 23(a)      Consent of Deloitte & Touche LLP.

 23(b)      Consent of Counsel included in Exhibit 5.

 25 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan Bank.

 99         Form of pricing supplement included in Exhibit 1.
___________________
* Incorporated by reference from Registration Statement No. 333-48207 dated March 18, 1998.
**Incorporated by reference from Registration Statement No. 333-12023 dated
  September 19,1996.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

     (1) To file,  during any period in which  offers or sales are being made of
the  securities   registered   hereby,  a   post-effective   amendment  to  this
registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers of the Company pursuant to the provisions discussed in Item 15 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, the registrant, General Motors Acceptance Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, and State of Michigan, on the 23 day of May, 2001.

                       GENERAL MOTORS ACCEPTANCE CORPORATION

                       s/    JOHN D. FINNEGAN
                       -------------------------------------------------------
                       (John D. Finnegan, Chairman of the Board and President)


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed on May 23, 2001 by the following persons in the capacities indicated.

            Signature                            Title


s/ JOHN D. FINNEGAN
------------------------------       Chairman of the Board, President
(John D. Finnegan )                  and Director


s/ WILLIAM F. MUIR
-----------------------------        Executive Vice President, Chief
(William F. Muir)                    Financial Officer and Director


s/ GERALD E. GROSS
----------------------------         Controller
(Gerald E. Gross)                    (Chief Accounting Officer)



s/ RICHARD J. S. CLOUT
--------------------------------     Executive Vice President
(Richard J. S. Clout)                 and Director


s/ JOHN M. DEVINE
---------------------------
(John M. Devine)                     Director


s/ ERIC A. FELDSTEIN
-----------------------------        Director
(Eric A. Feldstein)


s/ JOHN E. GIBSON
-------------------------            Executive Vice President
(John E. Gibson)                     and Director



s/ HARRY J. PEARCE
----------------------------         Director
(Harry J. Pearce)


s/ W. ALLEN REED
-------------------------            Director
(W. Allen Reed)


s/ JOHN F. SMITH, JR.
-----------------------------        Director
(John F. Smith, Jr.)


s/ G. RICHARD WAGONER
------------------------------------ Director
(G. Richard Wagoner)


s/ RONALD L. ZARRELLA
-----------------------------------  Director
(Ronald L. Zarrella)

                                  Exhibit Index


Exhibit
Number                                Exhibit

  1         Form of Selling Agent Agreement dated May 22, 2001

**4 Form of Indenture, dated as of September 24, 1996, between the Company and The Chase Manhattan Bank, Trustee

 *4(a)(1) First Supplemental Indenture, dated as of January 1, 1998, between the Company and The Chase Manhattan Bank, Trustee incorporated by reference to Registration Statement No. 333-48207

**4(a)(2)   Form of SmartNotesSM in global form included in Exhibit 4

  5 Opinion and Consent of Martin I. Darvick, Esq., Assistant General Counsel of the Company

  8         Opinion and Consent of Tax Counsel

 12         Calculation of Ratio of Earnings to Fixed Charges

 23(a)      Consent of Deloitte & Touche LLP

 23(b)      Consent of Counsel included in Exhibit 5

 25 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan Bank

 99         Form of pricing supplement included in Exhibit 1

_________________
* Incorporated by reference from Registration Statement No. 333-48207 dated March 18, 1998
**Incorporated by reference from Registration Statement No. 333-12023 dated
  September 19, 1996